UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	October 21, 2019
(Date of earliest event reported)

BANK OF HAWAII CORP
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Merchant Street	Honolulu	Hawaii	96813
(Address of principal executive offices)	(City)	(State)	(Zip Code)
(888) 643-3888
(Registrant's telephone number, including area code)

 N/A
(Former name or former address, if changed since last report)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol	Name of each exchange on which registered
Common Stock	$.01 Par Value	BOH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 OTHER EVENTS

On October 16, 2019, Bank of Hawaii Corporation (the “Company”) reached a tentative settlement with the named plaintiff to settle the putative class action lawsuit pending in the United States District Court for the District of Hawaii, Case No. CV 16-005131:14-cv-10318 JMS-WRP which was commenced in September 2016, alleging claims that Bank of Hawaii improperly assessed overdraft fees on certain account transactions. The tentative settlement, subject to documentation and court approvals, provides for forgiveness of certain related and previously charged off overdraft fees, and a payment by the Company of $8.0 million into a class settlement fund the proceeds of which will be used to refund class members, and to pay attorneys’ fees, administrative and other costs, in exchange for a complete release of all claims asserted against the Company. The Company previously established a $2.0 million reserve relating to this claim.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2019	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary